Exhibit 99.1
PRESS RELEASE
1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701	(432) 684-3727	Manager of Investor Relations
http://www.plll.com	cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES

THIRD QUARTER 2006 FINANCIAL RESULTS

MIDLAND, Texas, (BUSINESS WIRE), November 8, 2006 – Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the third quarter ended September 30, 2006, compared to the results for the same period in 2005. In a separate press release issued today, Parallel announced its operations update and third quarter 2006 production and proved reserves.

Third Quarter Financial Results

For the three months ended September 30, 2006, Parallel reported net income of $11.0 million, or $0.30 per diluted share. Included in net income was a $10.6 million pre-tax, non-cash gain related to the change in fair market value of derivative instruments and ineffective portion of hedges. For the three months ended September 30, 2005, Parallel recorded net income of $2.0 million, or $0.06 per diluted share. Included in net income for the three months ended September 30, 2005 was a $9.0 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges.

For the third quarter of 2006, Parallel’s oil and natural gas sales were 282 MBbls of oil and 2,001 MMcf of natural gas, or 616 MBOE, a 43% increase when compared to the third quarter of 2005. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $64.53 per barrel and $5.64 per Mcf, or $47.91 per BOE ($42.58 per BOE, hedged). For the same period of 2005, oil sales were 247 MBbls at an average unhedged price of $58.95 per barrel and natural gas sales were 1,109 MMcf at an average unhedged price of $9.88 per Mcf, or 432 MBOE at an average unhedged price of $59.09 per BOE ($50.60 per BOE, hedged).

Nine Months Results

For the nine months ended September 30, 2006, Parallel reported net income of $15.1 million, or $0.42 per diluted share. Included in net income was a $0.6 million pre-tax, non-cash gain related to the change in fair market value of derivative instruments and ineffective portion of hedges. For the nine months ended September 30, 2005, Parallel recorded a net loss of $10.0 million, or a loss of $0.32 per diluted share. Included in the net loss for the nine months ended September 30, 2005 was a $33.5 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges.

For the nine months ended September 30, 2006, Parallel’s oil and natural gas sales were 848 MBbls of oil and 4,894 MMcf of natural gas, or 1,664 MBOE, a 55% increase when compared to the nine months ended September 30, 2005. The average prices the Company received for its oil and natural gas on an unhedged basis were $61.88 per barrel and $6.11 per Mcf, or $49.50 per BOE ($43.93 per BOE, hedged). For the same period of 2005, oil sales were 672 MBbls at an average unhedged price of $50.86 per barrel and natural gas sales were 2,411 MMcf at an average price of $8.01 per Mcf, or 1,074 MBOE at $49.81 per BOE ($41.46 per BOE, hedged).

Net cash provided by operating activities for the nine-month period ended September 30, 2006, was $44.6 million, compared to $23.1 million for the same period of 2005. The 93% increase was primarily related to increased oil and gas production volumes, increased oil prices, and an increase in current liabilities offset by an increase in current assets, primarily related to vendor payables and joint interest receivables associated with the Company’s increased drilling activities.

Balance Sheet Review

At September 30, 2006, current assets were $34.3 million, which included $0.3 million of cash. Current liabilities were $41.6 million, including current derivative obligations of $15.5 million. Long-term liabilities were $185.8 million, including $147.0 million of debt and $16.7 million of derivative obligations. The Company’s revolving credit facility had a borrowing base of $156.0 million as of October 1, 2006, and outstanding borrowings under the revolving credit facility as of that same date were $97.0 million. The Company’s borrowing base is expected to increase to

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Parallel Petroleum Announces 3Q 2006 Financial Results

November 8, 2006

approximately $167.0 million during the fourth quarter of 2006. In addition, the Company had $50.0 million outstanding under its second lien term loan facility. As of September 30, 2006, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $347.2 million. Stockholders’ equity was $171.1 million, which included $1.5 million of accumulated other comprehensive loss related to the Company’s hedging activities.

Common Stock Offering

Parallel announced on August 16, 2006 that it completed the sale of 2,500,000 shares of its common stock at a public offering price of $25.25 per share, resulting in net proceeds of approximately $60.25 million. Jefferies & Company, Inc. acted as sole underwriter for the offering. The common shares were issued under Parallel’s universal shelf registration statement.

Parallel used the net proceeds from the offering for general corporate purposes, including debt repayment and the acceleration of its drilling and completion operations in certain core areas such as its Barnett Shale gas, New Mexico Wolfcamp gas and Permian Basin west Texas oil properties.

Sale of West Fork Pipeline

Parallel announced on October 12, 2006 that West Fork Pipeline Company I, LP had agreed to sell certain assets to Texas Midstream Gas Services, L.L.C., an affiliate of Chesapeake Energy Corporation. Parallel, as a limited partner in West Fork Pipeline Company I, LP, agreed to the sale and received approximately $16.0 million allocable to its limited partnership interest. Parallel's share of the gain on the sale is expected to be $10.0 million, pre-tax, which will be realized in the fourth quarter of 2006.

Management Comments

Larry C. Oldham, Parallel’s President, commented, “In spite of a volatile oil and gas pricing environment, we had a very successful third quarter and nine months ended September 30, 2006 in terms of increased earnings, increased production and increased net cash provided by operating activities. Our average daily production volumes increased 43% when compared to the third quarter of 2005, 37% when compared to the fourth quarter of 2005, and 4% when compared to the second quarter of this year. In early July, we recognized an opportunity to hedge additional oil volumes. We collared 1.2 million barrels of oil at what we believed to be very attractive prices, with floors of $65.00 per barrel and caps ranging from $92.00 to $79.60 per barrel through October 31, 2010. Please see our press release dated July 12, 2006 for information pertaining to these oil derivatives.”

Oldham further stated, “Having reduced our bank debt with a portion of the proceeds from our $60 million stock offering and $16 million pipeline sale, our improved liquidity and capital position will allow us to continue our accelerated drilling in the Barnett Shale and in New Mexico with even more confidence. If the borrowing base under our revolving credit facility is increased, our aggressive drilling plans may be further enhanced.”

Conference Call and Webcast Information

The Company’s management will host a conference call to discuss current operations, production, reserves and financial results for the third quarter ended September 30, 2006. In addition to this press release, please refer to the Company’s operations update press release also dated November 8, 2006 and its Form 10-Q Report for the quarterly period ended September 30, 2006 that was filed with the Securities and Exchange Commission on November 8, 2006.

The conference call will be held on Thursday, November 9, 2006, at 10:00 a.m. Eastern time (9:00 a.m. Central time). To participate in the call, dial 800-299-0148 or 617-801-9711, Participant Passcode 28055312, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 10845686.

FINANCIAL STATEMENTS AND SCHEDULES FOLLOW

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Parallel Petroleum Announces 3Q 2006 Financial Results

November 8, 2006

PARALLEL PETROLEUM CORPORATION Consolidated Balance Sheets (dollars in thousands, except per share amounts)
	September 30, 2006	December 31, 2005
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$312	$6,418
Accounts receivable:
Oil and natural gas	16,625	13,183
Other, net of allowance for doubtful account of $80 and $9	9,524	877
Affiliates	7	12
	26,156	14,072
Other current assets	3,026	2,364
Deferred tax asset	4,762	5,241
Total current assets	34,256	28,095
Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $42,036 and $19,869 not
subject to depletion)	452,704	303,819
Other	3,204	2,404
	455,908	306,223
Less accumulated depreciation, depletion and amortization	(108,674)	(90,826)
Net property and equipment	347,234	215,397
Restricted cash	324	2,640
Investment in pipelines and gathering system ventures	12,946	3,326
Other assets, net of accumulated amortization of $1,236 and $901	3,785	3,550
	$398,545	$253,008
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$25,721	$10,841
Asset retirement obligations	384	214
Derivative obligations	15,514	16,607
Total current liabilities	41,619	27,662
Revolving credit facility	97,000	50,000
Term loan	50,000	50,000
Asset retirement obligations	4,241	2,281
Derivative obligations	16,702	25,527
Deferred tax liability	17,883	8,036
Total long-term liabilities	185,826	135,844
Commitments and contingencies
Stockholders' equity:
Series A preferred stock -- par value $0.10 per share, authorized 50,000 shares	—	—
Preferred stock -- 6% convertible preferred stock -- par value of $0.10 per share
(liquidation preference of $10 per share), authorized 10,000,000 shares	—	—
Common stock -- par value $0.01 per share, authorized 60,000,000 shares,
issued and outstanding 37,464,991 and 34,748,916	374	347
Additional paid-in capital	140,288	78,699
Retained earnings	31,970	16,899
Accumulated other comprehensive loss	(1,532)	(6,443)
Total stockholders' equity	171,100	89,502
	$398,545	$253,008

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Parallel Petroleum Announces 3Q 2006 Financial Results

November 8, 2006

PARALLEL PETROLEUM CORPORATION Consolidated Statements of Operations (unaudited) (in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Oil and natural gas revenues:
Oil and natural gas sales	$29,490	$25,501	$82,360	$53,474
Loss on hedging	(3,279)	(3,664)	(9,264)	(8,960)
Total revenues	26,211	21,837	73,096	44,514

Cost and expenses:
Lease operating expense	5,323	2,663	12,639	7,399
Production taxes	1,538	1,334	4,116	2,615
General and administrative	2,405	1,735	7,147	4,771
Depreciation, depletion and amortization	7,420	3,104	17,848	8,159
Total costs and expenses	16,686	8,836	41,750	22,944
Operating income	9,525	13,001	31,346	21,570

Other income (expense), net:
Change in fair market value of derivative instruments	10,323	(9,388)	116	(33,086)
Gain (loss) on ineffective portion of hedges	305	404	500	(456)
Interest and other income	29	83	122	124
Interest expense	(3,345)	(1,060)	(8,944)	(3,101)
Other expense	(96)	(75)	(164)	(77)
Equity in gain (loss) of pipelines and gathering system ventures	(39)	22	(68)	(72)
Total other income (expense), net	7,177	(10,014)	(8,438)	(36,668)
Income (loss) before income taxes	16,702	2,987	22,908	(15,098)
Income tax benefit (expense), deferred	(5,706)	(998)	(7,837)	5,137
Net income (loss)	10,996	1,989	15,071	(9,961)
Cumulative preferred stock dividend	—	—	—	(271)
Net income (loss) available to common stockholders	$10,996	$1,989	$15,071	$(10,232)

Net income (loss) per common share:
Basic	$0.30	$0.06	$0.43	$(0.32)
Diluted	$0.30	$0.06	$0.42	$(0.32)

Weighted average common share outstanding:
Basic	36,215	34,033	35,340	31,585
Diluted	36,919	34,951	36,027	31,585

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Parallel Petroleum Announces 3Q 2006 Financial Results

November 8, 2006

PARALLEL PETROLEUM CORPORATION Consolidated Statements of Cash Flows Nine Months Ended September 30, 2006 and 2005 (unaudited) (dollars in thousands)

	2006	2005
Cash flows from operating activities:
Net income (loss)	$15,071	$(9,961)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, depletion and amortization	17,848	8,159
Accretion of asset retirement obligation	172	82
Deferred income tax	7,837	(5,137)
Change in fair value of derivative instruments	(116)	33,086
(Gain) loss on ineffective portion of hedges	(500)	456
Common stock issued in lieu of cash for directors fees	100	99
Stock option expense	435	119
Equity in loss of pipelines and gathering system ventures	68	72
Changes in assets and liabilities:
Other assets, net	1,140	186
Restricted cash	(50)	(149)
Increase in accounts receivable	(12,084)	(7,927)
(Increase) decrease in other current assets	(151)	61
Increase in accounts payable and accrued liabilities	14,880	3,988
Federal tax deposit	(40)	—
Net cash provided by operating activities	44,610	23,134
Cash flows from investing activities:
Additions to oil and natural gas properties	(147,058)	(37,888)
Use of restricted cash for acquisition of oil and natural gas properties	2,366	2,287
Proceeds from disposition of oil and natural gas properties	130	3,028
Additions to other property and equipment	(800)	(421)
Settlements on derivative instruments	(3,568)	(3,424)
Purchase of derivative instruments	—	(598)
Investment in pipelines and gathering system ventures	(9,688)	(1,686)
Net cash used in investing activities	(158,618)	(38,702)
Cash flows from financing activities:
Net borrowings (payments) on revolving line of credit	47,000	(11,000)
Deferred financing cost	(179)	—
Proceeds (net) from common stock issued	60,315	27,743
Proceeds from exercise of stock options	766	450
Payment of preferred stock dividend	—	(271)
Net cash provided by financing activities	107,902	16,922
Net increase (decrease) in cash and cash equivalents	(6,106)	1,354
Cash and cash equivalents at beginning of period	6,418	4,781
Cash and cash equivalents at end of period	$312	$6,135
Non-cash financing and investing activities:
Oil and natural gas properties asset retirement obligations	$1,957	$73
Conversion of preferred stock	$—	$95
Other transactions:
Interest paid	$9,065	$3,319

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Parallel Petroleum Announces 3Q 2006 Financial Results

November 8, 2006

PARALLEL PETROLEUM CORPORATION SELECTED OPERATING AND FINANCIAL DATA
	Three Months Ended		Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005
	(in thousands, except per unit data)
Production Volumes:
Oil (Bbls)	282	247	848	672
Natural gas (Mcf)	2,001	1,109	4,894	2,411
BOE (1)	616	432	1,664	1,074
BOE per day	6.7	4.7	6.1	3.9
Sales Prices:
Oil (per Bbl) (2)	$64.53	$58.95	$61.88	$50.86
Natural gas (per Mcf) (2)	$5.64	$9.88	$6.11	$8.01
BOE price (2)	$47.91	$59.09	$49.50	$49.81
BOE price (3)	$42.58	$50.60	$43.93	$41.46
Operating Revenues:
Oil	$18,194	$14,550	$52,478	$34,168
Oil hedge	(3,279)	(3,664)	(9,264)	(8,759)
Natural gas	11,296	10,951	29,882	19,306
Natural gas hedge	—	—	—	(201)
	$26,211	$21,837	$73,096	$44,514
Operating Expenses and Income:
Lease operating expense	$5,323	$2,663	$12,639	$7,399
Production taxes	1,538	1,334	4,116	2,615
General and administrative:
General and administrative	1,579	1,113	4,236	2,941
Public reporting	826	622	2,911	1,830
Depreciation, depletion and amortization	7,420	3,104	17,848	8,159
	$16,686	$8,836	$41,750	$22,944
Operating income	$9,525	$13,001	$31,346	$21,570
Total other income (expense), net	7,177	(10,014)	(8,438)	(36,668)
Income (loss) before income taxes	16,702	2,987	22,908	(15,098)
Income tax benefit (expense), deferred	(5,706)	(998)	(7,837)	5,137
Net income (loss)	10,996	1,989	15,071	(9,961)
Cumulative preferred stock dividend	—	—	—	(271)
Net income (loss) available to common stockholders	$10,996	$1,989	$15,071	$(10,232)
Net income (loss) per common share:
Basic	$0.30	$0.06	$0.43	$(0.32)
Diluted	$0.30	$0.06	$0.42	$(0.32)
Weighted average common shares outstanding:
Basic	36,215	34,033	35,340	31,585
Diluted	36,919	34,951	36,027	31,585
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(1) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
(2) Excludes hedge transactions.
(3) Includes hedge transactions.

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Parallel Petroleum Announces 3Q 2006 Financial Results

November 8, 2006

PARALLEL PETROLEUM CORPORATION

DERIVATIVES INFORMATION AS OF SEPTEMBER 30, 2006(1)

PUTS:		Houston Ship Channel
		Gas Price
Period of Time	MMBTU of Natural Gas	Floor	Fair Market Value
			($ in thousands)
Oct 1, 2006 thru Oct 31, 2006	93,000	$7.17	$300

COSTLESS COLLARS:		NYMEX Oil Prices					WAHA Gas Prices
					Houston Ship Channel Gas Prices
Period of Time	Barrels of Oil	Floor	Cap	MMBTU of Natural Gas	Floor	Cap	Floor	Cap	Fair Market Value
									($ in thousands)
Oct 1, 2006 thru Dec 31, 2006	99,000	$53.12	$80.87	—	$ —	$ —	$ —	$ —	$(246)
Oct 1, 2006 thru Oct 31, 2006	—	$ —	$ —	62,000	$7.50	$13.90	$ —	$ —	217
Oct 1, 2006 thru Oct 31, 2006	—	$ —	$ —	31,000	$ —	$ —	$9.00	$14.55	164
Jan 1, 2007 thru Dec 31, 2007	292,000	$55.63	$84.88	—	$ —	$ —	$ —	$ —	146
Apr 1, 2007 thru Oct 31, 2007	—	$ —	$ —	214,000	$6.00	$11.05	$ —	$ —	51
Jan 1, 2008 thru Dec 31, 2008	237,900	$60.38	$81.08	—	$ —	$ —	$ —	$ —	236
Jan 1, 2009 thru Dec 31, 2009	620,500	$63.53	$80.21	—	$ —	$ —	$ —	$ —	1,583
Jan 1, 2010 thru Oct 31, 2010	486,400	$63.44	$78.26	—	$ —	$ —	$ —	$ —	1,492
Total Fair Market Value									$3,643

SWAPS:
Period of Time	Volume Hedged Bbl Oil	NYMEX Oil Swap Price	Fair Market Value
			($ in thousands)
Oct 1, 2006 thru Dec 20, 2006 (2)	60,750	$23.04	$ (2,476)
Oct 1, 2006 thru Dec 31, 2006	46,000	$36.35	(1,275)
Jan 1, 2007 thru Dec 31, 2007	474,500	$34.36	(15,315)
Jan 1, 2008 thru Dec 31, 2008	439,200	$33.37	(14,195)
Total Fair Market Value			$ (33,261)
INTEREST RATE SWAPS:
Period of Time	Notional Amount	Fixed Interest Rates	Fair Market Value
	($ in millions)		($ in thousands)
Oct 1, 2006 thru Dec 31, 2006 (2)	$ 10	4.05%	$ 30
Oct 1, 2006 thru Dec 31, 2006	$ 50	4.41%	307
Jan 1, 2007 thru Dec 31, 2007	$100	4.62%	469
Jan 1, 2008 thru Dec 31, 2008	$100	4.86%	(119)
Jan 1, 2009 thru Dec 31, 2009	$ 50	5.06%	(82)
Jan 1, 2010 thru Oct 31, 2010	$ 50	5.15%	(59)
Total Fair Market Value			$ 546
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(1) BNP Paribas and Citibank, NA are the counterparties in Parallel's derivative instruments.
(2) Designated as cash flow hedge.

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Parallel Petroleum Announces 3Q 2006 Financial Results

November 8, 2006

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in the Company’s internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.